EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

     The following is a list of subsidiaries of Registrant as of the date hereof and the state or other jurisdiction of incorporation of each. Except as indicated below, each subsidiary does business under its own name. Indentations indicate that the voting securities of a subsidiary are wholly owned by the subsidiary immediately preceding the indentation, unless otherwise indicated.

     The names of certain subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

                                                         State or Other
                                                          Jurisdiction
Subsidiary                                              of Incorporation
----------                                              ----------------

ACCO World Corporation                                  Delaware
    ACCO Brands, Inc.                                   Delaware
       Apollo Space Systems, Inc.                       Delaware
       Advanced Gravis Computer Technology Ltd.         British Columbia, Canada
    ACCO Canada Inc.                                    Ontario, Canada
       Plymouth Tool & Stamping Limited                 Ontario, Canada
    ACCO Europe PLC                                     England
       ACCO France S.A.                                 France
       ACCO-Rexel Group Services Limited                England
         ACCO Australia Limited                         Australia
         ACCO Eastlight Limited                         England
         ACCO-Rexel Limited 1                           Republic of Ireland
         ACCO UK Limited                                England
             Hetzel GmbH                                Germany
                Hetzel GmbH & Co. KG
                (Limited Partnership)                   Germany
             Nobo Group Limited                         England
                Artois                                  France
                    DeVisu   2                          France
                Elite Optics Limited                    England




--------------------
1 66.67% owned by ACCO-Rexel Group Services Limited and 33.33% owned by ACCO World Corporation.
2     69% owned by Artois and 31% owned by Nobo Group Limited.

                                                         State or Other
                                                          Jurisdiction
Subsidiary                                              of Incorporation
----------                                              ----------------

                NOBO Limited                            England
                    Nobo Holdings BV                    Netherlands
                         NOBO BV                        Netherlands
                Nobo (UK) Limited                       England
                Velos- Perforex Limited                 England
         Marbig Rexel Pty. Limited                      Australia
    ACCO Mexicana S.A. de C.V.                          Mexico
    Day-Timers, Inc.                                    Delaware
       Day-Timers of Canada, Ltd.                       Canada
       Day-Timers Pty. Limited                          Australia
    International Business Controls, B.V.  3            Netherlands
       ACCO Italia S.p.A.                               Italy
Acushnet Company                                        Delaware
    Acushnet Cayman Limited                             Cayman Islands
       Acushnet Lionscore Limited  4                    Cayman Islands
    Acushnet Foot-Joy (Thailand) Limited  5             Thailand
    Acushnet Foreign Sales Corporation                  Barbados
    Acushnet International Inc.                         Delaware
       Acushnet Canada Inc.                             Canada
         Acushnet Manufacturing, Inc./Fabrication
         Acushnet Inc.                                  Canada
       Acushnet GmbH                                    Germany
         Acushnet-Danmark ApS                           Denmark
         Acushnet France S.A.                           France
         Acushnet Nederland B.V.                        Netherlands
         Acushnet Osterreich GmbH                       Austria
         Acushnet Sverige AB                            Sweden
       Acushnet Limited                                 England
         Acushnet South Africa (Pty.) Ltd.              South Africa
       Titleist Japan, Inc.                             Japan
    Titleist & Foot-Joy (Thailand) Limited  5           Thailand
    Cobra Golf Incorporated                             Delaware
       Cobra Golf Europe, S.A.                          France
       Cobra Golf Export, Inc.                          Barbados
       Cobra Golf-Japan Incorporated                    Delaware
Fortune Brands Finance Canada Ltd.                      Ontario, Canada
Fortune Brands Finance Europe B.V.                      Netherlands
Fortune Brands International Corporation                Delaware


--------------------
3   Does business in the Republic of Ireland through a branch named "ACCO
    Ireland."
4   40% owned by Acushnet Cayman Limited.
5   70% owned by Acushnet Company.

                                                         State or Other
                                                          Jurisdiction
Subsidiary                                              of Incorporation
----------                                              ----------------

JBB Worldwide, Inc.                                     Delaware
    Alberta Distillers Limited                          Alberta, Canada
         Carrington Distillers Limited                  Ontario, Canada
         Featherstone & Co. Limited                     Ontario, Canada
    JBB (Asia-Pacific) Pty. Limited                     New South Wales,
                                                        Australia
       JBB (Asia-Pacific) Superannuation Pty. Limited   New South Wales,
                                                        Australia
    JBB (Greater Europe) PLC  6                         Scotland
       Whyte & Mackay (India) Limited  7                Delhi, India
    Jim Beam Brands Co.                                 Delaware
       James B. Beam Distilling International Co., Inc. Barbados
       JBB Spirits (New York) Inc.                      New York
    John de Kuyper & Son, Incorporated                  Delaware
    Wood Terminal Company                               Delaware
MasterBrand Industries, Inc.                            Delaware
    Aristokraft, Inc.                                   Delaware
    Master Lock Company                                 Delaware
       Master Lock Europe, S.A.  8                      France
       Master Lock Pacific Limited  9                   Hong Kong
    Moen Incorporated                                   Delaware
       Creative Specialties, Inc.                       California
         Creative Specialties International             California
         Creative Specialties International
         Company Limited  10                            Hong Kong
       Moen China, Limited                              Hong Kong
       Moen de Mexico, S.A. de C.V.                     Mexico
       Moen Guangzhou Faucet Co., Ltd.  11              China
       Moen, Inc.                                       Ontario, Canada
       Moen of Pennsylvania, Inc.                       Delaware
       Moen Japan K.K.                                  Japan
       21st Century Companies, Inc.                     Delaware
    Waterloo Industries, Inc.                           Delaware
May Tag & Label Corp.                                   Delaware
1700 Insurance Company Ltd.                             Bermuda

--------------------
  6 428,055,999 shares owned by JBB Worldwide; 1 share owned by Jim Beam Brands Co.
  7    Shares owned 51% by JBB (Greater Europe) PLC.
  8    99.68% owned by Master Lock Company.
  9 99.9% owned by Master Lock Company; 0.1% owned by Fortune Brands International Corporation.
10     60% owned by Creative Specialties, Inc.
11     60% owned by Moen Incorporated.